                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report           May 22, 1996



                              OUTDOOR SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                       0-28256                  86-0736400
(State or other jurisdiction    (Commission file number)    (I.R.S. Employer
  of incorporation)                                          Identification No.)


    2502 N. BLACK CANYON HIGHWAY, PHOENIX, ARIZONA                  85009
    ----------------------------------------------               ----------
       (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code (602) 246-9569


         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         ACQUISITION - On May 22, 1996, Outdoor Systems, Inc. ("Company") acquired perpetual easements on certain real property giving the Company all of the rights to the billboard lease rental income from approximately 2,420 billboard advertising faces located on approximately 1,360 different sites in 17 states in the eastern U.S.

         The perpetual easements were acquired in a single transaction from RailCom, Ltd., a Georgia corporation ("RailCom"), pursuant to RailCom's assignment of its rights under a Purchase and Sale Agreement (the "Purchase Agreement") dated January 23, 1996, and amended March 29 and May 21, 1996, between RailCom and CSX Realty Development Corporation, a Georgia corporation, The Three Rivers Railway Company, a Pennsylvania corporation, The Atlantic Land and Improvement Company, a Virginia corporation, Winston-Salem Southbound Railway Company, a North Carolina corporation, Gainesville Midland Railroad Company, a Georgia corporation, and Richmond, Fredericksburg and Potomac Railway Company, [a Virginia and Delaware corporation] (collectively, "CSX"). RailCom entered into the Purchase Agreement with the intent of purchasing and operating the easements, rather than acting as a broker or agent of the Company in the acquisition.

         The purchase price for the easements was $21,602,000, plus certain future payments in an aggregate amount not to exceed $10,050,000 and payable over a period of ten years beginning no later than the year 2006, with the exact amount and timing of such future payments to be determined based upon the results of the Company's operations of the easements. The $21,602,000 was paid in cash at the closing from the proceeds of an advance under the Company's existing revolving credit facility.

         The perpetual easements are located on real property interests of CSX, and previously were operated by CSX for the purpose of licensing rights to operate outdoor advertising displays. CSX is a national railroad company operating in the several states east of the Mississippi River. None of CSX, RailCom, or their respective officers, directors or affiliates are affiliated with or related to the Company or its officers or directors.

         The Company assumed the management and operation of the easements upon the closing of the transaction on May 22, 1996, and intends to combine and operate the acquired properties with its outdoor advertising business currently conducted under its own name in Atlanta, Georgia.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (a) Financial Statements of Businesses Acquired - The assets acquired do not constitute a"business" as defined in Article 11 of Regulation S-X (17 CFR 210.11-01(d)), accordingly, historical financial statements are not presented.

         (b) Pro Forma Financial Statements - Unaudited Pro Forma Combined Balance Sheet as of December 31, 1995 and Combined Statements of Income for the Twelve Months Ended December 31, 1995 are presented on the following page.

                              OUTDOOR SYSTEMS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                            HISTORICAL              ADJUSTMENTS
                                            ----------              -----------           PRO FORMA
                                          OSI       CSX         DEBIT         CREDIT      COMBINED
                                          ---       ---         -----         -----       ---------
         ASSETS
Current Assts:
  Cash and cash equivalents             $  1,739                             $ 1,043(a)    $    696
  Accounts receivable, net                10,971                                             10,971
  Prepaid expenses and other               2,304                                              2,304
  Deferred income taxes                      415                                                415
                                        --------                                           --------
     Total current assets                 15,429                                             14,386

Property, Plant and Equipment, net       111,729                                            111,729
Long Term Intangibles                                          $23,919(a)                    23,919
Prepaid Land Leases and Other              1,525                                              1,525
Deferred Financing Costs                   4,275                                              4,275
Deferred Income Taxes                      5,255                                              5,255
                                        --------   --------    -------       -------       --------
     Total Assets                       $138,213   $           $23,919       $ 1,043       $161,089
                                        ========   ========    =======       =======       ========
LIABILITIES AND
STOCKHOLDERS' DEFICIENCY
Current Liabilities:
  Accounts payable                      $    642                                           $    642
  Accrued interest                         4,843                                              4,843
  Accrued expenses and other               1,173                             $   721(a)       1,894
  Current maturities of long-term debt       550                                                550
                                        --------                                           --------
     Total current liabilities             7,208                                              7,929

Long-term Debt                           141,719                              20,000(a)     161,719
Other Long-term Obligations                  984                               2,155(a)       3,139
                                        --------                                           --------
     Total liabilities                   149,911                                            174,996

Common Stock - Subject to Put Option       3,420                                              3,420
Redeemable Preferred Stock                13,649                                             13,649
Stockholders' Deficiency                 (28,767)                                           (28,767)
                                        --------   --------    -------       -------       --------
     Total Liabilities and
          Stockholders' Deficiency      $138,213   $           $             $22,876       $161,089
                                        ========   ========    =======       =======       ========


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
                              OUTDOOR SYSTEMS, INC.
                               UNAUDITED PRO FORMA
                          COMBINED STATEMENTS OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
                 (IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)

                                             HISTORICAL           ADJUSTMENTS
                                             ----------           -----------              PRO FORMA
                                           OSI         CSX      DEBIT         CREDIT       COMBINED
                                           ---         ---      -----         -----        ---------
Revenues:
  Outdoor advertising                  $   74,690                                         $   74,690
  Lease rental income                                 3,221       125(d)                       3,096
  Less agency commissions                  10,294                                             10,294
                                       ----------    ------                               ----------
                                           64,396     3,221                                   67,492
  Other income                                417                                                417
                                       ----------    ------                               ----------
     Net revenues                          64,813     3,221                                   67,909
                                       ----------    ------                               ----------
Operating Expenses:
  Direct advertising                       30,462                               125(d)        30,337
  Selling, general & administrative         4,096       335                                    4,431
  Depreciation and amortization             9,970                 594(b)                      10,564
                                       ----------    ------                               ----------
     Total operating expenses              44,528       335                                   45,332
                                       ----------    ------                               ----------

Operating Income                           20,285     2,886                                   22,577

Interest Expense                           17,199               2,209(c)                      19,408
                                       ----------    ------                               ----------
Income Before Income Taxes                  3,086     2,886                                    3,169
Income Tax Provision                          318                   9(e)                         327
                                       ----------    ------    ------          ----       ----------
     Net Income                        $    2,768    $2,886    $2,937          $125       $    2,842
                                       ==========    ======    ======          ====       ==========
Less Preferred Stock Dividends
  and Preferred and Common
  Stock Accretion                           2,461                                              2,461
                                       ----------                                         ----------
Net Income Attributable to Common
  Stockholders'                        $      307                                         $      381
                                       ==========                                         ==========

Net Income Per Common Share            $     0.03                                         $     0.03
                                       ==========                                         ==========
Weighted Average Number of
  Common Shares                        11,299,590                                         11,299,590
                                       ==========                                         ==========

NOTES:

    1. The unaudited pro forma financial statements of Outdoor Systems, Inc. reflect, on a pro forma basis, the assets acquired and the rental income that will be derived from these assets. The balance sheet as of December 31, 1995, was prepared as if the assets had been acquired on December 31, 1995. The pro forma statement of operations for the year ended December 31, 1995, was prepared as if the transaction occured on January 1, 1995.

          The pro forma data are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction been consummated at the date mentioned above or which may be reported in the future.

          The pro forma data should be read in conjunction with the historical financial statements and notes thereto of Outdoor Systems, Inc.

    2.    (a)      Intangible assets acquired and related acquisition
                   indebtedness and other liabilities incurred on May
                   22, 1996.

          (b)      Annual amortization of acquired intangible asset.

          (c) Annual interest expense on additional debt using the weighted average interest rate for 1995 plus accretion of the estimated future consideration.

          (d) Elimination of lease cost and corresponding rental income from OSI in 1995 related to acquired assets formerly leased by the Company.

          (e) Estimated income tax provision using OSI effective tax rate for 1995.


(c)      Exhibits:
2.1      Asset Purchase Agreement between RailCom, Ltd. and Outdoor Systems,
         Inc.. dated May 8, 1996

2.2.1    Purchase and Sale Agreement between CSX Realty Development
         Corporation, The Three Rivers Railway Company, The Atlantic Land and
         Improvement Company, Winston-Salem Southbound Railway Company,
         Gainesville Midland Railroad Company, and Richmond, Fredericksburg and
         Potomac Railway Company and RailCom, Ltd., dated January 23, 1996, as amended March 29, 1996, as further amended May 21, 1996.

2.2.2    Amendment to Purchase Agreement, dated March 29, 1996.

2.2.3    Second Amendment to Purchase Agreement, dated May 21, 1996.

2.3      Grant of Easement and Agreement, dated May 21, 1996.

2.4      Assignment of License Agreements, dated May 21, 1996.

2.5      Assignment and Assumption Agreement, dated May 22, 1996

27       Financial Data Schedule

99.1     Press release announcing the transaction, dated May 22, 1996





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
                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       OUTDOOR SYSTEMS, INC.



Date:          June 5, 1996            By:         /S/ Bill Beverage
      -------------------------------     --------------------------------------
                                            Bill Beverage, Secretary/Treasurer

                                INDEX TO EXHIBITS

EXHIBIT                      DESCRIPTION
- -------                      -----------
2.1     Asset Purchase Agreement between RailCom, Ltd. and Outdoor
        Systems, Inc., dated May 8, 1996

2.2.1   Purchase and Sales Agreement Between CSX Realty Development
        Corporation, The Three Rivers Railway Company, The Atlantic Land and Improvement Company, Winston-Salem Southbound Railway
        Company, Gainesville Midland Railroad Company, and Richmond,
        Fredericksburg and Potomac Railway Company and RailCom, Ltd., dated January 23, 1996, as amended March 29 and
        May 21, 1996

2.2.2   Amendment to Purchase Agreement, dated March 29, 1996

2.2.3   Second Amendment to Purchase Agreement, dated May 21, 1996

2.3     Grant of Easement and Agreement, dated May 21, 1996

2.4     Assignment of License Agreements, dated May 21, 1996

2.5     Assignment and Assumption Agreement, dated May 22, 1996

27      Financial Data Schedule

99.1    Press release announcing the transaction, dated May 22, 1996



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